                                                                     EXHIBIT 3.3

                                 TRUST AGREEMENT

                                       OF

                       VOLKSWAGEN AUTO LEASE TRUST 2005-A


      THIS TRUST AGREEMENT, is made and entered into as of January 24, 2005 by and between Volkswagen Auto Lease Underwritten Funding, LLC, a Delaware limited liability company (the "Depositor") and The Bank of New York (Delaware), a Delaware banking corporation, as Owner Trustee (acting hereunder not in its individual capacity but solely as the "Owner Trustee"). The Depositor and the Owner Trustee hereby agree as follows:


      1. The trust created hereby shall be known as "Volkswagen Auto Lease Trust 2005-A" (the "Issuer"), in which name the Owner Trustee may conduct the business of the Issuer, make and execute contracts, and sue and be sued.

      2. The Depositor hereby assigns, transfers, conveys and sets over to the Owner Trustee the sum of $1.00. The Owner Trustee hereby acknowledges receipt of such amount in trust from the Depositor, which amount shall constitute the initial trust estate. The Owner Trustee hereby declares that it will hold the trust estate in trust for the Depositor. It is the intention of the parties hereto that the Issuer created hereby constitute a statutory trust under Chapter 38 of Title 12 of the Delaware Code, 12 Del. Code section 3801 et seq. and that this document constitute the governing instrument of the Issuer. The Owner Trustee is hereby authorized and directed to execute and file a certificate of trust with the Delaware Secretary of State substantially in the form attached hereto as Exhibit A.

      3. The Depositor and the Owner Trustee will enter into an amended and restated Trust Agreement in form and substance satisfactory to each such party to provide for, among other things, the contemplated operation of the Issuer. Prior to the execution and delivery of such an amended and restated Trust Agreement, (i) the Owner Trustee shall not have any duty or obligation hereunder or with respect to the Issuer or the trust estate, except as expressly set forth herein and (ii) the Depositor shall take any and all action as may be necessary, prior to such execution and delivery, including but not limited to, executing any licenses, consents, approvals or filings on behalf of the Issuer as may be required by applicable law or otherwise; provided, however, the Owner Trustee shall not be required to take any action (i) if the Owner Trustee shall determine, or shall be advised by counsel, that such action is likely to result in personal liability or is contrary to applicable law or any agreement to which the Owner Trustee is a party and (ii) unless the Owner Trustee has been provided indemnity satisfactory to it in its sole discretion. Notwithstanding the foregoing, the Owner Trustee shall have the power and authority, and is hereby authorized and empowered, in the name and on behalf of the Issuer, to take all actions necessary, appropriate, or convenient to effect the transactions contemplated herein, including but not limited to, executing such licenses, consents or approvals as are presented to the Owner Trustee by the Depositor in execution form.

      4. (a) Except as otherwise expressly required by Section 3 of this Trust Agreement, the Owner Trustee shall not have any duty or liability with respect to the administration of the Issuer, the investment of the Issuer's property or the payment of dividends

                                                                 Trust Agreement
or other distributions of income or principal to the Issuer's beneficiaries, and no implied obligations shall be inferred from this Trust Agreement on the part of the Owner Trustee. The Owner Trustee shall not be liable for the acts or omissions of the Depositor or any other person who acts on behalf of the Issuer nor shall the Owner Trustee be liable for any act or omission by it in good faith in accordance with the directions of the Depositor.

      (b) The Owner Trustee accepts the trusts hereby created and agrees to perform its duties hereunder with respect to the same but only upon the terms of this Trust Agreement. The Owner Trustee shall not be personally liable under any circumstances, except for its own willful misconduct or gross negligence. In particular, but not by way of limitation:

                  (i) The Owner Trustee shall not be personally liable for any error of judgment made in good faith and in the absence of gross negligence by an officer or employee of the Owner Trustee;

                  (ii) No provision of this Trust Agreement shall require the Owner Trustee to expend or risk its personal funds or otherwise incur any financial liability in the performance of its rights or duties hereunder, if the Owner Trustee shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured or provided to it;

                  (iii) Under no circumstance shall the Owner Trustee be personally liable for any representation, warranty, covenant or indebtedness of the Issuer;

                  (iv) The Owner Trustee shall not be personally responsible for or in respect of the genuineness, form or value of the Issuer property, the validity or sufficiency of this Trust Agreement or for the due execution hereof by the Depositor;

                  (v) In the event that the Owner Trustee is unsure of the course of action to be taken by it hereunder, the Owner Trustee may request instructions from the Depositor and to the extent the Owner Trustee follows such instructions in good faith it shall not be liable to any person. In the event that no instructions are provided within the time requested by the Owner Trustee, it shall have no duty or liability for its failure to take any action or for any action it takes in good faith;

                  (vi) All funds deposited with the Owner Trustee hereunder may be held in a non-interest bearing trust account and the Owner Trustee shall not be liable for any interest thereon or for any loss as a result of the investment thereof at the direction of the Depositor; and

                  (vii) To the extent that, at law or in equity, the Owner Trustee has duties and liabilities relating thereto to the Depositor or the Issuer, the Depositor agrees that such duties and liabilities are replaced by the terms of this Trust Agreement.

      (c) The Owner Trustee shall incur no liability to anyone in acting upon any document reasonably believed by it to be genuine and reasonably believed by it to be signed by the proper party or parties. The Owner Trustee may accept a certified copy of a resolution of the board of directors or other governing body of any corporate party as conclusive evidence that such resolution has been duly adopted by such body and that the same is in full force and effect. As to

                                                                 Trust Agreement
any fact or matter the manner of ascertainment of which is not specifically prescribed herein, the Owner Trustee may for all purposes hereof rely on a certificate, signed by the Depositor, as to such fact or matter, and such certificate shall constitute full protection to the Owner Trustee for any action taken or omitted to be taken by it in good faith in reliance thereon.

      (d) In the exercise or administration of the trusts hereunder, the Owner Trustee (i) may act directly or, at the expense of the Issuer, through agents or attorneys, and the Owner Trustee shall not be liable for the default or misconduct of such agents or attorneys if such agents or attorneys shall have been selected by the Owner Trustee in good faith and in the absence of gross negligence, and (ii) may, at the expense of the Issuer, consult with counsel, accountants and other experts, and it shall not be liable for anything done, suffered or omitted in good faith by it in accordance with the advice or opinion of any such counsel, accountants or other experts.

      (e) Notwithstanding anything contained herein to the contrary, neither The Bank of New York (Delaware) nor the Owner Trustee shall be required to take any action in any jurisdiction other than the State of Delaware if the taking of such action will (i) require the consent or approval or authorization or order of or the giving of notice to, or the registration with or the taking of any other action in respect of, any state or other governmental authority or agency of any jurisdiction other than the State of Delaware, (ii) result in any fee, tax or other governmental charge under the laws of any jurisdiction or any political subdivision thereof in existence becoming payable by The Bank of New York (Delaware), or (iii) subject The Bank of New York (Delaware) to personal jurisdiction in any jurisdiction other than the State of Delaware for causes of action arising from acts unrelated to the consummation of the transactions by The Bank of New York (Delaware) or the Owner Trustee, as the case may be, contemplated hereby.

      (f) Except as expressly provided in this Section 4, in accepting and performing the trusts hereby created, the Owner Trustee acts solely as Owner Trustee hereunder and not in its individual capacity, and all persons having any claim against the Owner Trustee by reason of the transactions contemplated by this Trust Agreement shall look only to the Issuer's property for payment or satisfaction thereof.

      5. The Issuer shall (i) compensate the Owner Trustee in accordance with a separate fee agreement with the Owner Trustee, (ii) reimburse the Owner Trustee for all reasonable expenses (including reasonable fees and expenses of counsel and other experts) and (iii) indemnify, defend and hold harmless the Owner Trustee and any of the officers, directors, employees and agents of the Owner Trustee (the "Indemnified Persons") from and against any and all losses, damages, liabilities, claims, actions, suits, costs, expenses, disbursements (including the reasonable fees and expenses of counsel), taxes and penalties of any kind and nature whatsoever (collectively, "Expenses"), to the extent that such Expenses arise out of or are imposed upon or asserted at any time against such Indemnified Persons with respect to the performance of this Trust Agreement, the creation, operation or termination of the Issuer or the transactions contemplated hereby; provided, however, that the Issuer shall not be required to indemnify any Indemnified Person (i) for any Expenses which are a result of the willful misconduct, bad faith or gross negligence of such Indemnified Person or (ii) for any Expenses measured by or related to net income based on compensation of the Owner Trustee for its services hereunder.

                                                                 Trust Agreement

      6. The Owner Trustee may at any time resign and be discharged from the trusts hereby created by giving written notice thereof to the Depositor. If no successor has been appointed within thirty days after the giving of notice, the Owner Trustee may, at the expense of the Issuer, petition a court of competent jurisdiction to appoint a successor trustee.

      7. Upon and in accordance with written instructions from the Depositor the Owner Trustee shall dissolve, wind-up and terminate the Issuer and file in accordance with 12 Del. Code section 3810 a Certificate of Cancellation.

      8. THIS TRUST AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE, WITHOUT REFERENCE TO ITS CONFLICT OF LAW PROVISIONS, AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

      9. This Trust Agreement may be executed in one or more counterparts, each of which when so executed shall be an original and all of which when taken together shall constitute but one and the same instrument.

                            [SIGNATURE PAGE FOLLOWS]

                                                                 Trust Agreement

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      IN WITNESS WHEREOF, the parties hereto have caused this Trust Agreement to be duly executed by their respective officers hereunto duly authorized, as of the day and year first above written.

                                     VOLKSWAGEN AUTO LEASE
                                     UNDERWRITTEN FUNDING, LLC, as
                                     Depositor


                                     By: /s/ Peter Schupp
                                        ______________________________________
                                           Name:  Peter Schupp
                                           Title: President



                                     By: /s/ Timothy Flaherty
                                        ______________________________________
                                           Name:  Timothy Flaherty
                                           Title: Assistant Treasurer


                                                               Trust Agreement

                                     THE BANK OF NEW YORK (DELAWARE),
                                     as Owner Trustee


                                     By: /s/ William T. Lewis
                                        _______________________________________
                                           Name:  William T. Lewis
                                           Title: Senior Vice President


                                                                Trust Agreement

                                    EXHIBIT A

                          FORM OF CERTIFICATE OF TRUST

                                       OF

                       VOLKSWAGEN AUTO LEASE TRUST 2005-A

      THIS CERTIFICATE OF TRUST of Volkswagen Auto Lease Trust 2005-A (the "Trust") is being duly executed and filed on behalf of the Trust by the undersigned, as owner trustee, to form a statutory trust under the Delaware Statutory Trust Act (12 Del. Code Section 3801 et. seq.) (the "Act").

      1. Name. The name of the statutory trust formed hereby is "Volkswagen Auto Lease Trust 2005-A".

      2. Delaware Trustee. The name and business address of the owner trustee of the Trust in the State of Delaware is The Bank of New York (Delaware), White Clay Center, Route 273, Newark, Delaware 19711, Attention: Corporate Trust Administration.

      3. Effective Date. This Certificate of Trust shall be effective upon filing.

      IN WITNESS WHEREOF, the undersigned has duly executed this Certificate of Trust in accordance with Section 3811(a)(1) of the Act.

                                     THE BANK OF NEW YORK (DELAWARE),
                                     as owner trustee

                                     By:________________________________
                                        Name:
                                        Title: